UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

PURSUANT TO SECTION 12(b) OR 12(g) OF THE

SECURITIES EXCHANGE ACT OF 1934

Magnum Hunter Resources Corporation

(Exact name of registrant as specified in its charter)

Delaware	86-0879278
(State of incorporation or organization)	(I.R.S. Employer Identification No.)

777 Post Oak Boulevard, Suite 650 Houston, Texas	77056
(Address of principal executive offices)	(Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be so registered	Name of each exchange on which each class is to be registered
Depositary Shares, each representing a 1/1,000th interest in a share of 8% Series E Cumulative Convertible Preferred Stock	NYSE MKT

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box.  ☒

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box.  ☐

Securities Act registration statement file number to which this form relates:  333-174879.

Securities to be registered pursuant to Section 12(g) of the Act:  None.

Item 1.                                 Description of Registrant’s Securities to be Registered.

This Registration Statement relates to the registration under the Securities Exchange Act of 1934, as amended, of depositary shares (the “Depositary Shares”), each representing a 1/1,000th interest in a share of 8% Series E Cumulative Convertible Preferred Stock, par value $0.01 per share and liquidation preference $25,000 per share (the “Series E Preferred Stock”), of Magnum Hunter Resources Corporation, a Delaware corporation (the “Registrant”).  The terms of the Depositary Shares and the Series E Preferred Stock are described under the captions “Description of the Depositary Shares” and “Description of Series E Preferred Stock,” respectively, in the Registrant’s Prospectus Supplement, dated December 6, 2012 (the “Prospectus Supplement”), filed pursuant to Rule 424(b) promulgated under the Securities Act of 1933, as amended.  The Prospectus Supplement relates to the Registrant’s Registration Statement on Form S-3 (File No. 333-174879), as amended, which became effective as of January 18, 2012.  The Prospectus Supplement, including the descriptions of the Depositary Shares and the Series E Preferred Stock therein, shall be deemed to be incorporated herein by reference.

Item 2.                                 Exhibits.

3.1	Restated Certificate of Incorporation of the Registrant, filed February 13, 2002 (incorporated by reference from the Registrant’s Registration Statement on Form SB-2 filed on March 21, 2006).

3.1.1

Certificate of Amendment to Certificate of Incorporation of the Registrant, filed May 8, 2003 (incorporated by reference from the Registrant’s Registration Statement on Form SB-2 filed on March 21, 2006).

3.1.2

Certificate of Amendment to Certificate of Incorporation of the Registrant, filed June 6, 2005 (incorporated by reference from the Registrant’s Registration Statement on Form SB-2 filed on March 21, 2006).

3.1.3

Certificate of Amendment to Certificate of Incorporation of the Registrant, filed July 18, 2007 (incorporated by reference from the Registrant’s Quarterly Report on Form 10-QSB filed on August 14, 2007).

3.1.4

Certificate of Amendment to Certificate of Incorporation of the Registrant, filed November 3, 2010 (incorporated by reference from the Registrant’s Current Report on Form 8-K filed on November 2, 2010).

3.1.5	Certificate of Amendment to Certificate of Incorporation of the Registrant, filed May 9, 2011 (incorporated by reference from the Registrant’s Quarterly Report on Form 10-Q filed on May 9, 2011).

3.2

Amended and Restated Bylaws of the Registrant, dated March 15, 2001, as amended on April 14, 2006, October 12, 2006 and May 26, 2011 (incorporated by reference from the Registrant’s Quarterly Report on Form 10-Q filed on August 9, 2011).

3.3

Certificate of Designations of Rights and Preferences of 8% Series E Cumulative Convertible Preferred Stock, dated November 2, 2012 (incorporated by reference from the Registrant’s Current Report on Form 8-K filed on November 8, 2012).

4.2

Deposit Agreement, dated as of November 2, 2012, among the Registrant, American Stock Transfer & Trust Company, LLC and the holders from time to time of the depositary receipts described therein (incorporated by reference from the Registrant’s Current Report on Form 8-K filed on November 8, 2012).

4.3	Form of Receipt (included as Exhibit A to Exhibit 4.2)

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

Magnum Hunter Resources Corporation

Date: December 7, 2012	By:	/s/ Ronald D. Ormand
Ronald D. Ormand
Chief Financial Officer

EXHIBIT INDEX

Item 2.                                 Exhibits.

3.1	Restated Certificate of Incorporation of the Registrant, filed February 13, 2002 (incorporated by reference from the Registrant’s Registration Statement on Form SB-2 filed on March 21, 2006).

3.1.1

Certificate of Amendment to Certificate of Incorporation of the Registrant, filed May 8, 2003 (incorporated by reference from the Registrant’s Registration Statement on Form SB-2 filed on March 21, 2006).

3.1.2

Certificate of Amendment to Certificate of Incorporation of the Registrant, filed June 6, 2005 (incorporated by reference from the Registrant’s Registration Statement on Form SB-2 filed on March 21, 2006).

3.1.3

Certificate of Amendment to Certificate of Incorporation of the Registrant, filed July 18, 2007 (incorporated by reference from the Registrant’s Quarterly Report on Form 10-QSB filed on August 14, 2007).

3.1.4

Certificate of Amendment to Certificate of Incorporation of the Registrant, filed November 3, 2010 (incorporated by reference from the Registrant’s Current Report on Form 8-K filed on November 2, 2010).

3.1.5	Certificate of Amendment to Certificate of Incorporation of the Registrant, filed May 9, 2011 (incorporated by reference from the Registrant’s Quarterly Report on Form 10-Q filed on May 9, 2011).

3.2

Amended and Restated Bylaws of the Registrant, dated March 15, 2001, as amended on April 14, 2006, October 12, 2006 and May 26, 2011 (incorporated by reference from the Registrant’s Quarterly Report on Form 10-Q filed on August 9, 2011).

3.3

Certificate of Designations of Rights and Preferences of 8% Series E Cumulative Convertible Preferred Stock, dated November 2, 2012 (incorporated by reference from the Registrant’s Current Report on Form 8-K filed on November 8, 2012).

4.2

Deposit Agreement, dated as of November 2, 2012, among the Registrant, American Stock Transfer & Trust Company, LLC and the holders from time to time of the depositary receipts described therein (incorporated by reference from the Registrant’s Current Report on Form 8-K filed on November 8, 2012).

4.3	Form of Receipt (included as Exhibit A to Exhibit 4.2)